EXHIBIT 10.6
     THIRD AMENDMENT dated as of July 26, 2006 (this “Amendment”), to the Credit Agreement dated as of July 21, 1999, as amended and restated as of March 21, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ALLIED WASTE INDUSTRIES, INC. (“Allied Waste”), ALLIED WASTE NORTH AMERICA, INC. (the “Borrower”), the lenders party thereto (the “Lenders”), and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent for the Lenders and as collateral trustee for the Shared Collateral Secured Parties.
          A. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement, as amended hereby.
          B. Pursuant to Section 2.23 of the Credit Agreement, the Borrower has notified the Administrative Agent that the Borrower desires to amend the Credit Agreement in order to establish an Incremental Revolving Letter of Credit Facility in the initial amount of $25,000,000. The Administrative Agent and the Issuing Bank and Lenders that will provide such Incremental Revolving Letter of Credit Facility are willing so to amend the Credit Agreement, on the terms and subject to the conditions set forth in this Amendment, which is the Incremental Revolving Letter of Credit Facility Amendment referred to in Section 2.23 of the Credit Agreement.
          Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
          SECTION 1. Amendment of Credit Agreement. The Credit Agreement is hereby amended, effective as of the Amendment Effective Date (as defined in Section 3), as follows:
     (a) Amendment of Section 1.01. (i) Section 1.01 is revised by changing the definitions of the following terms in their entirety to read as set forth below:
     “Applicable Percentage” means, (a) with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender’s Revolving Commitment, (b) with respect to any PC Revolving Lender, the percentage of the total PC Revolving Commitments represented by such PC Revolving Lender’s PC Revolving Commitment, and (c) with respect to any Tranche A Lender, the percentage of the Total Tranche A Credit-Linked Deposit represented by such Lender’s Tranche A Credit-Linked Deposit. If the Revolving Commitments or the PC Revolving Commitments have terminated or expired, the Applicable Percentages with respect to any Revolving Lender or PC Revolving Lender, respectively, shall be determined based upon the Revolving

Commitments or PC Revolving Commitments, as the case may be, most recently in effect, giving effect to any assignments. If the Tranche A Credit-Linked Deposits shall have been applied in full to reimburse Tranche A LC Disbursements, the Applicable Percentage with respect to any Tranche A Lender shall be determined based upon the Total Tranche A Credit-Linked Deposit most recently in effect, giving effect to any assignments.
     “Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, PC Revolving Commitment, Term Loan Commitment, Swingline Commitment or Tranche A Credit-Linked Deposit.
     “Commitment” means the Revolving Commitments, the PC Revolving Commitments, the Term Loan Commitments, the Swingline Commitments and the Tranche A Credit-Linked Deposits, or any combination thereof (as the context requires).
     “Issuing Banks” means (a) JPMorgan Chase Bank, N.A. and any other Lender designated as an Issuing Bank (including any PC Issuing Bank) in accordance with the provisions of Section 2.05(b)(vii), in each case in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(b)(vii) and (b) in respect of each Existing Letter of Credit, the issuer thereof. An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Banks” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
     “LC Disbursement” means a Revolving LC Disbursement, a PC LC Disbursement or a Tranche A LC Disbursement.
     “LC Exposure” means, at any time the Revolving LC Exposure, the PC LC Exposure and the Tranche A LC Exposure at such time.
     “Lenders” means the Persons listed on Schedule 2.01 or Schedule 2.01A and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance or otherwise ceases to have any Loans or Commitments hereunder. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lenders, the PC Revolving Lenders and the Tranche A Lenders.

     “Letter of Credit” means any Existing Letter of Credit, any Revolving Letter of Credit, any PC Letter of Credit or any Tranche A Letter of Credit.
     “Required Lenders” means, at any time, Lenders having Revolving Exposures, PC Revolving Exposures, Term Loans, Tranche A LC Exposure, unused Revolving Commitments, unused PC Revolving Commitments and Excess Tranche A Credit-Linked Deposits representing more than 50% of the sum of the total Revolving Exposures, PC Revolving Exposures, outstanding Term Loans, Tranche A LC Exposure, unused Revolving Commitments, unused PC Revolving Commitments and Excess Tranche A Credit-Linked Deposits at such time.
     “Revolving Letter of Credit” means, at any time, any Letter of Credit issued pursuant to Section 2.05 of this Agreement, other than Tranche A Letters of Credit and PC Letters of Credit.
     “Tranche A Letters of Credit” means, at any time, Letters of Credit in an amount equal to the lesser of (i) the Total Tranche A Credit-Linked Deposit and (ii) the aggregate amount of outstanding General Purpose Letters of Credit at such time. General Purpose Letters of Credit will from time to time be deemed to be Tranche A Letters of Credit or Revolving Letters of Credit in accordance with the provisions of Section 2.05(a).
     (ii) Section 1.01 is further revised by adding the following defined terms in alphabetical order:
     “General Purpose LC Exposure” means, at any time, the Revolving LC Exposure and the Tranche A LC Exposure at such time.
     “General Purpose Letters of Credit” means Revolving Letters of Credit and Tranche A Letters of Credit.
     “PC Issuing Banks” means The Bank of Nova Scotia and any other PC Revolving Lender designated as a PC Issuing Bank in accordance with the provisions of Section 2.05(b)(vii), in each case in its capacity as the issuer of PC Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(b)(vii). A PC Issuing Bank may, in its discretion, arrange for one or more PC Letters of Credit to be issued by Affiliates of the PC Issuing Bank, in which case the term “PC Issuing Banks” shall include any such Affiliate with respect to PC Letters of Credit issued by such Affiliate.
     “PC LC Disbursement” means a payment made by a PC Issuing Bank pursuant to a PC Letter of Credit.
     “PC LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding PC Letters of Credit at such time plus (b) the aggregate amount of all PC LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The PC LC Exposure of any PC Revolving Lender at any time shall be its Applicable Percentage of the total PC LC Exposure at such time.
     “PC Letters of Credit” means any Letter of Credit issued pursuant to Section 2.05 of this Agreement other than General Purpose Letters of Credit.
     “PC Revolving Availability Period” means the period from and including the Third Amendment Effective Date to but excluding the earlier of the PC Revolving Maturity Date and the date of termination of the PC Revolving Commitments.
     “PC Revolving Commitment” means, with respect to each PC Revolving Lender, the commitment of such PC Revolving Lender to acquire participations in PC Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such PC Revolving Lender’s PC LC Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) reduced or increased from time to time pursuant to assignments by or to such PC Revolving Lender pursuant to Section 9.04 or (c) increased from time to time pursuant to the provisions set forth below. The amount of each PC Revolving Lender’s PC Revolving Commitment at any time shall be set forth on Schedule 2.01A, opposite such PC Revolving Lender’s name, in the Assignment and Acceptance pursuant to which such PC Revolving Lender shall have assumed its PC Revolving Commitment, or in an instrument increasing such commitment or adding additional commitments referred to below, as applicable. The aggregate amount of the PC Revolving Lenders’ PC Revolving Commitments on the Third Amendment Effective Date is $25,000,000. Notwithstanding the foregoing, the PC Revolving Commitments of any then-existing PC Revolving Lender may be increased from time to time and any Lender may provide additional PC Revolving Commitments, in each case, pursuant to a written instrument signed by the Borrower, each PC Issuing Bank, each PC Revolving Lender increasing its PC Revolving Commitment (and if applicable, each Lender providing an additional PC Revolving Commitment) and the Administrative Agent; provided, however, that (i) at the effective time of any such increase, no Default has occurred and is continuing and (ii) after giving effect to any such increase, the total PC Revolving Commitments do not exceed $35,000,000. Any such instrument shall specify the amount of the PC Revolving Commitment of each PC Revolving Lender after giving effect to all such increases and/or additional commitments and the effective date of the increases and/or additional commitments in PC Revolving Commitments provided for therein. The Administrative Agent is authorized to amend Schedule 2.01A to reflect any such increases and/or additional commitments, but such amendment shall not be required in order for any such increase and/or additional commitments to be effective. Notwithstanding anything to the contrary in any other Loan Document (including Section 9.02 hereof), any increase in or addition to the PC Revolving Commitments of existing PC Revolving Lenders in accordance with the foregoing provisions will not require the approval of any other Lenders or Issuing Banks.
     “PC Revolving Lender” means a Lender with a PC Revolving Commitment or, if the PC Revolving Commitments have terminated or expired, a Lender with PC LC Exposure.
     “PC Revolving Maturity Date” means January 15, 2010; provided, however, that the PC Revolving Maturity Date will automatically become September 1, 2008 if all the 8.50% Notes are not extended, renewed or refinanced with Refinancing Indebtedness on or prior to September 1, 2008 (it being understood that the PC Revolving Maturity Date will be the earliest date required in connection with any such failure to extend, renew or refinance any such notes with Refinancing Indebtedness prior to the dates specified in respect of such notes therein).
     “Third Amendment” means the Third Amendment dated as of July 26, 2006 to this Agreement, which is the Incremental Revolving Letter of Credit Facility Amendment contemplated by Section 2.23.
     “Third Amendment Effective Date” means the date on which the Third Amendment became effective in accordance with its terms, which date is July 26, 2006.
     (b) Amendment of Section 2.05. Section 2.05 of the Credit Agreement is amended to read in its entirety as follows:
     “SECTION 2.05. Letters of Credit. (a) General. On the Restatement Effective Date, the Existing Letters of Credit will automatically, without any action on the part of any Person, be deemed to be Letters of Credit issued hereunder for the account of the Borrower for all purposes of this Agreement and the other Loan Documents. In addition, subject to the terms and conditions set forth herein (including, with respect to issuances of Tranche A Letters of Credit, Section 2.20), the Borrower may request the issuance of (and the applicable Issuing Bank, as specified by the Borrower, shall issue) (i) Tranche A Letters of Credit, at any time and from time to time during the Tranche A Availability Period, (ii) Revolving Letters of Credit, at any time and from time to time during the Revolving Availability Period and (iii) PC Letters of Credit, at any time and from time to time during the PC Revolving Availability Period, in each case for the Borrower’s own account or for the account of any other member of the Allied Group (provided that the Borrower will be a co-applicant and a co-obligor with respect to each Letter of Credit issued for the account of any other member of the Allied Group), in a form reasonably acceptable to the Administrative Agent and the relevant Issuing Bank; provided, however, that PC Letters of Credit shall only be issued by PC Issuing Banks, and no Issuing Bank that has not agreed to be a PC Issuing Bank shall be required to issue any PC Letters of Credit. For purposes hereof, (i) General Purpose Letters of Credit shall at all times and from time to time be deemed to be Tranche A Letters of Credit in the amount specified in clause (i) of the definition of Tranche A Letters of Credit and be deemed to be Revolving Letters of Credit only to the extent, and in an amount by which, the aggregate amount of outstanding Letters of Credit exceeds such amount specified in clause (i) of the definition of Tranche A Letters of Credit, (ii) drawings under any General Purpose Letter of Credit shall be deemed to have been made under Revolving Letters of Credit for so long as, and to the extent that, there are any undrawn Revolving Letters of Credit outstanding (and thereafter shall be deemed to have been made under Tranche A Letters of Credit) and (iii) any General Purpose Letter of Credit that expires or terminates will be deemed to be a Revolving Letter of Credit, for so long as, and to the extent that, there are outstanding Revolving Letters of Credit immediately prior to such expiration or termination; provided, however, that, at any time during which an Event of Default shall have occurred and be continuing, (A) General Purpose Letters of Credit shall be deemed to be Revolving Letters of Credit and Tranche A Letters of Credit, (B) drawings under General Purpose Letters of Credit shall be deemed to have been made under Revolving Letters of Credit and Tranche A Letters of Credit and (C) any General Purpose Letter of Credit that expires or terminates shall be deemed to be a Revolving Letter of Credit and a Tranche A Letter of Credit, in each case pro rata based upon (1) the Revolving LC Exposure immediately prior to such Event of Default determined in accordance with the foregoing provisions of this Section 2.05(a) and (2) the Tranche A LC Exposure immediately prior to such Event of Default determined in accordance with the foregoing provisions of this Section 2.05(a). To the extent necessary to implement the foregoing, the identification of a General Purpose Letter of Credit as a Revolving Letter of Credit or a Tranche A Letter of Credit may change from time to time and a portion of a General Purpose Letter of Credit may be deemed to be a Tranche A Letter of Credit and the remainder be deemed to be a Revolving Letter of Credit. Notwithstanding the foregoing, the entire face amount of any General Purpose Letter of Credit with an expiration date after the Revolving Maturity Date shall at all times be deemed to be a Tranche A Letter of Credit, subject to the limitations set forth in clause (i) of the third sentence of this paragraph (a). In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
     (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the relevant Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with subparagraph (i) of this paragraph), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by an Issuing Bank, the Borrower (and any other member of the Allied Group for whose account such Letter of Credit is issued) shall also submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (A) the General Purpose LC Exposure shall not exceed the sum of the total Revolving Commitments and the Total Tranche A Credit-Linked Deposit, (B) the total Revolving Exposures shall not exceed the total Revolving Commitments, (C) the Tranche A LC Exposure shall not exceed the Total Tranche A Credit-Linked Deposit and (D) the PC LC Exposure shall not exceed the total PC Revolving Commitments.
     (i) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on (A) with respect to any Revolving Letter of Credit, the date that is five Business Days prior to the Revolving Maturity Date, (B) with respect to any PC Letter of Credit, the date that is five Business Days prior to the PC Revolving Maturity Date and (C) with respect to any Tranche A Letter of Credit, the date that is five Business Days prior to the Tranche A Maturity Date.
     (ii) Participations. (A) By the issuance of a Revolving Letter of Credit (or an amendment to a Revolving Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the applicable Issuing Bank, a participation in such Revolving Letter of Credit (including each Existing Letter of Credit) equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Revolving Letter of Credit. By the issuance of a PC Letter of Credit (or an amendment to a PC Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable PC Issuing Bank or the Lenders, such PC Issuing Bank hereby grants to each PC Revolving Lender, and each PC Revolving Lender hereby acquires from the applicable PC Issuing Bank, a participation in such PC Letter of Credit equal to such PC Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such PC Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender and each PC Revolving Lender, as applicable, hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Applicable Percentage of each Revolving LC Disbursement (in the case of Revolving Lenders) and each PC LC Disbursement (in the case of PC Revolving Lenders), made by such Issuing Bank and not reimbursed by the Borrower or any other account party on the date due as provided in paragraph (b)(iii) of this Section, or of any reimbursement payment required to be refunded to the Borrower or any other account party for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Revolving Letters of Credit and PC Letters of Credit, as the case may be, is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Revolving Letter of Credit or PC Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
     (B) Each Tranche A Lender shall pay to the Administrative Agent its Tranche A Credit-Linked Deposit in full on the Restatement Effective Date. By the issuance of a Tranche A Letter of Credit (or an amendment to a Tranche A Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Tranche A Lenders, such Issuing Bank hereby grants to each Tranche A Lender, and each Tranche A Lender hereby acquires from such Issuing Bank, a participation in such Tranche A Letter of Credit (including each Existing Letter of Credit) equal to such Tranche A Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Tranche A Letter of Credit. In consideration and in furtherance of the foregoing, each Tranche A Lender hereby absolutely and unconditionally agrees that if an Issuing Bank makes a Tranche A LC Disbursement which is not reimbursed by the Borrower on the date due as provided in paragraph (b)(iii) of this Section, or is required to refund any reimbursement payment in respect of a Tranche A LC Disbursement to the Borrower for any reason, the Administrative Agent shall reimburse the applicable Issuing Bank for the amount of such Tranche A LC Disbursement from such Tranche A Lender’s Tranche A Credit-Linked Deposit on deposit in the Tranche A Credit-Linked Deposit Account. In the event the Tranche A Credit-Linked Deposit Account is charged by the Administrative Agent to reimburse the applicable Issuing Bank for an unreimbursed Tranche A LC Disbursement, the Borrower shall have the right, at any time prior to the Tranche A Maturity Date, to pay over to the Administrative Agent in reimbursement thereof an amount equal to the amount so charged, and such payment shall be deposited by the Administrative Agent in the Tranche A Credit-Linked Deposit Account. Each Tranche A Lender acknowledges and agrees that its obligation to acquire and fund participations in respect of Tranche A Letters of Credit pursuant to this subparagraph (B) is unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Tranche A Letter of Credit or the occurrence and continuance of a Default or the return of the Tranche A Credit Linked Deposits, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Without limiting the foregoing, each Tranche A Lender irrevocably authorizes the Administrative Agent to apply amounts of its Tranche A Credit-Linked Deposit as provided in this subparagraph (B).
     (iii) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying (or causing any other account party in respect of such Letter of Credit to pay) to the Administrative Agent an amount equal to such LC Disbursement not later than the Business Day immediately following the day that the Borrower receives notice that an LC Disbursement has been made; provided that, if such LC Disbursement is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan.
     (A) If the Borrower fails to make (or cause another account party to make) any payment due under paragraph (b)(iii) above with respect to a Revolving Letter of Credit or PC Letter of Credit when due, the Administrative Agent shall notify each Revolving Lender or PC Revolving Lender, as the case may be, of the applicable Revolving LC Disbursement or PC LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender or PC Revolving Lender, as the case may be, shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by Lenders (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders and the PC Revolving Lenders), and the Administrative Agent shall promptly pay to the relevant Issuing Bank the amounts so received by it from such Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the appropriate Issuing Bank or, to the extent that Revolving Lenders or PC Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender or PC Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for any Revolving LC Disbursement or PC LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower (or any other account party in respect of the relevant Letter of Credit) of its obligation to reimburse such LC Disbursement.
     (B) If the Borrower fails to make (or cause another account party to make) any payment due under paragraph (b)(iii) above with respect to a Tranche A Letter of Credit, the Administrative Agent shall notify each Tranche A Lender of the applicable Tranche A LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof, and the Administrative Agent shall promptly pay to the applicable Issuing Bank each Tranche A Lender’s Applicable Percentage of such Tranche A LC Disbursement from such Tranche A Lender’s Tranche A Credit-Linked Deposit. Promptly following receipt by the Administrative Agent of any payment by the Borrower in respect of any Tranche A LC Disbursement, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent payments have been made from the Tranche A Credit-Linked Deposits, to the Tranche A Credit-Linked Deposit Account to be added to the Tranche A Credit-Linked Deposits of the Tranche A Lenders in accordance with their Applicable Percentages. The Borrower acknowledges that each payment made pursuant to this subparagraph (B) in respect of any Tranche A LC Disbursement is required to be made for the benefit of the distributees indicated in the immediately preceding sentence. Any payment made from the Tranche A Credit-Linked Deposit Account, or from funds of the Administrative Agent, pursuant to this paragraph to reimburse an Issuing Bank for any Tranche A LC Disbursement shall not constitute a Loan and shall not relieve the Borrower (or any other account party in respect of the relevant Tranche A Letter of Credit) of its obligation to reimburse such LC Disbursement.

     (iv) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (b)(iii) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (1) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (2) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (3) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit (except as otherwise provided below), or (4) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank; provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

     (v) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Lenders, PC Revolving Lenders or Tranche A Lenders with respect to any such LC Disbursement.
     (vi) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower (or any other account party) reimburses such LC Disbursement, at (1) in the case of a Revolving LC Disbursement or PC LC Disbursement, the rate per annum then applicable to ABR Revolving Loans and (2) in the case of a Tranche A LC Disbursement, the rate per annum then applicable to ABR Term Loans; provided that, if the Borrower fails to reimburse (or cause another account party to reimburse) such LC Disbursement when due pursuant to paragraph (b)(iii) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender or PC Revolving Lender pursuant to paragraph (b)(iii)(A) of this Section or from the Tranche A Credit-Linked Deposit of any Tranche A Lender pursuant to paragraph (b)(iii)(B) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.
     (vii) Addition and Replacement of an Issuing Bank. An Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders and the Tranche A Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (1) the successor Issuing Bank shall have all the rights and obligations of the relevant Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (2) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit. A Revolving Lender may become an additional Issuing Bank hereunder, and a PC Revolving Lender may become an additional PC Issuing Bank hereunder, in each case pursuant to a written agreement among the Borrower, the Administrative Agent and such Lender (which, in the case of a PC Issuing Bank, must specify that such Lender agrees to be a PC Issuing Bank). The Administrative Agent shall notify the Revolving Lenders of any such additional Issuing Bank in respect of General Purpose Letters of Credit and shall notify the PC Revolving Lenders of any such additional PC Issuing Bank. Notwithstanding the foregoing, the Borrower shall not designate any Revolving Lender as an Issuing Bank hereunder if, after giving effect thereto, there would be more than fifteen Issuing Banks (other than PC Issuing Banks and Issuing Banks with no outstanding Letters of Credit other than Existing Letters of Credit).
     (viii) Cash Collateralization. If any Event of Default under Section 7.01 (i), (ii), (vii)(A), (viii) or (ix) shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Tranche A Lenders, Revolving Lenders and PC Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (viii) or (ix) of Section 7.01. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Tranche A Lenders, Revolving Lenders and

PC Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.11(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the Borrower would remain in compliance with Section 2.11(b) and no Default shall have occurred and be continuing.”
     (c) Amendment of Section 2.08. Section 2.08 of the Credit Agreement is amended to read as follows:
     “SECTION 2.08. Termination and Reduction of Commitments; Return of Tranche A Credit-Linked Deposits. (a) Unless previously terminated, (i) the Term Loan Commitments shall terminate at 5:00 p.m., New York City time, on the Restatement Effective Date, (ii) the Revolving Commitments shall terminate at 5:00 p.m., New York City time, on the Revolving Maturity Date and (iii) the PC Revolving Commitments shall terminate at 5:00 p.m., New York City time, on the PC Revolving Maturity Date. If any Tranche A Letter of Credit remains outstanding on the Tranche A Maturity Date, the Borrower will deposit with the Administrative Agent an amount in cash equal to 100% of the aggregate undrawn amount of such Letter of Credit to secure the Borrower’s reimbursement obligations with respect to any drawings that may occur thereunder. Subject only to the Borrower’s compliance with its obligations under the preceding sentence, any amount of the Tranche A Credit-Linked Deposits held in the Tranche A Credit-Linked Deposit Account will be returned to the Tranche A Lenders on the Tranche A Maturity Date pursuant to Section 2.10(d).
     (b) The Borrower may at any time terminate, or from time to time reduce, the Revolving, PC Revolving, Swingline or Term Loan Commitments; provided that (i) each reduction of the Revolving, PC Revolving, Swingline or Term Loan Commitments shall be in an amount that is an integral multiple of $1,000,000 and (except in the case of PC Revolving Commitments) not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce (x) the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the sum of the Revolving Exposures would exceed the total Revolving Commitments or (y) the PC Revolving Commitments if the total PC LC Exposure would exceed the total PC Revolving Commitments. The Borrower may at any time or from time to time direct the Administrative Agent to reduce the Total Tranche A

Credit-Linked Deposits; provided that (i) each reduction of the Tranche A Credit-Linked Deposits shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not direct the Administrative Agent to reduce the Tranche A Credit-Linked Deposits if, after giving effect to such reduction (and to the provisions of Section 2.05(a)), the aggregate Tranche A LC Exposure would exceed the Total Tranche A Credit-Linked Deposit or the Revolving Exposure would exceed the total Revolving Commitments. In the event the Tranche A Credit-Linked Deposits shall be reduced as provided in the preceding sentence, the Administrative Agent will return all amounts in the Tranche A Credit-Linked Deposit Account in excess of the reduced Total Tranche A Credit-Linked Deposit to the Tranche A Lenders, ratably in accordance with their Applicable Percentages of the Total Tranche A Credit-Linked Deposit (as determined immediately prior to such reduction).
     (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving, PC Revolving, Swingline or Term Loan Commitments or the Total Tranche A Credit-Linked Deposit under paragraph (b) of this Section, or any required reduction of the Revolving Commitments under paragraph (b) of this Section, at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination of the Revolving, PC Revolving, Swingline or Term Loan Commitments or reduction of the Total Tranche A Credit-Linked Deposit shall be permanent. Each termination of the Revolving, PC Revolving, Swingline or Term Loan Commitments or reduction of the Total Tranche A Credit-Linked Deposit shall be made ratably among the applicable Lenders in accordance with their Applicable Percentages.”
     (d) Amendment of Section 2.11. Paragraph (b) of Section 2.11 is amended by adding a second sentence thereto to read as follows:
     “In the event and on such occasion that the total PC LC Exposure exceeds the total PC Revolving Commitments, the Borrower shall deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(b)(viii) in an aggregate amount equal to such excess.”

     (e) Amendment of Section 2.12. Section 2.12 of the Credit Agreement is amended by redesignating paragraph (e) as paragraph (f) and adding a new paragraph (e) to read as follows:
     “(e) The Borrower, each PC Issuing Bank and each PC Revolving Lender hereby agree that there shall be no commitment fees, participation fees or fronting fees payable to any PC Revolving Lender or any PC Issuing Bank in connection with any PC Revolving Commitment or any PC Letter of Credit, in each case, unless and to the extent otherwise agreed in writing by the Borrower, each PC Issuing Bank and each PC Revolving Lender .”
     (f) Amendment of Section 5.16. Section 5.16 is amended by replacing the penultimate sentence thereof with the following:
     “General Purpose Letters of Credit will be used solely to support payment obligations of Allied Waste, the Borrower and the Subsidiaries incurred in the ordinary course of business. PC Letters of Credit will be used solely to support payment obligations of Allied Waste, the Borrower and the Subsidiaries to a PC Issuing Bank or its Affiliates under corporate purchase card programs provided by one or more Lenders or their Affiliates.”
     (g) Amendment of Section 9.04. Clause (C) of Section 9.04(b)(i) is amended to read as follows:
     “(C) with respect to any assignment of (1) Revolving Commitments or Revolving Loans, each Principal Issuing Bank in respect of Revolving Letters of Credit, and (2) PC Revolving Commitments, each PC Issuing Bank.”
     (h) Schedule 2.01A. Schedule 2.01A attached to this Amendment is added as Schedule 2.01A to the Credit Agreement.
               SECTION 2. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each of the Borrower and Allied Waste represents and warrants to each of the Lenders, the Administrative Agent, the Collateral Agent and the Collateral Trustee that, as of the Amendment Effective Date:
     (a) This Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
     (b) The representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the

Amendment Effective Date with the same effect as though made on and as of the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case they were true and correct in all material respects as of such earlier date).
     (c) After giving effect to the amendments herein, no Default or Event of Default has occurred and is continuing.
               SECTION 3. Effectiveness. This Amendment of the Credit Agreement effected hereby shall become effective as of the first date (the “Amendment Effective Date”) on which the following conditions have been satisfied:
               (a) The Administrative Agent (or its counsel) shall have received duly executed counterparts hereof that, when taken together, bear the signatures of (i) Allied Waste, (ii) the Borrower, (iii) each PC Revolving Lender, (iv) the PC Issuing Bank and (v) the Administrative Agent;
               (b) The conditions set forth in Section 4.02 of the Credit Agreement shall be satisfied on and as of the Amendment Effective Date, and the Administrative Agent shall have received a certificate of a Financial Officer, dated the Amendment Effective Date, to such effect;
               (c) The Administrative Agent shall have received favorable legal opinions (and the Borrower hereby directs such counsel to deliver such opinions) of (A) Latham & Watkins LLP, special counsel to the Loan Parties, and (B) Steven M. Helm, General Counsel of Allied Waste, in each case addressed to the Lenders and dated the Amendment Effective Date, covering such matters relating to the PC Revolving Commitments, this Amendment, the Credit Agreement as amended hereby, and the other Loan Documents and security interests thereunder as the Administrative Agent may reasonably request, which opinions shall be reasonably satisfactory to the Administrative Agent;
               (d) The Administrative Agent shall have received for each of Allied Waste, the Borrower and each other Material Loan Party, a certificate of the Secretary or an Assistant Secretary of such Material Loan Party, dated the Amendment Effective Date and certifying that attached thereto is a true and complete copy of resolutions (or consent by members or partners, where applicable, to the extent required) duly adopted by the board of directors (or members or partners, where applicable) of such Material Loan Party authorizing the execution, delivery and performance of this Amendment and the Credit Agreement as amended hereby, and the amendment of any other Loan Documents to which it is party required to be amended hereby; and
               (e) Each Loan Party that has not executed and delivered this Amendment shall have entered into a written instrument reasonably satisfactory to the Administrative Agent pursuant to which it confirms that it consents to this Amendment and that the Security Documents to which it is party will continue to apply in respect of the Credit Agreement, as amended hereby, and the Obligations thereunder.

               SECTION 4. Effect of Amendment. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Collateral Agent or the Collateral Trustee under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect and nothing herein shall be deemed to entitle the Borrower or Allied Waste to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.
                    (b) On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
               SECTION 5. Costs and Expenses. The Borrower and Allied Waste, jointly and severally, agree to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.
               SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.
               SECTION 7. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
               SECTION 8. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

ALLIED WASTE INDUSTRIES, INC.,

by

Name:
Title:

ALLIED WASTE NORTH AMERICA, INC.,

by

Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

by

Name:
Title:

THE BANK OF NOVA SCOTIA, as PC Issuing Bank and PC Revolving Lender,

by

Name:
Title:

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